Exhibit 5.1
Mayer Brown LLP
1221 Avenue of the Americas
New York, NY 10020-1001
United States of America
T: +1 212 506 2500
F: +1 212 262 1910
mayerbrown.com
August 1, 2025
Perella Weinberg Partners
767 Fifth Avenue
New York, New York 10153
Re: Perella Weinberg Partners - Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Perella Weinberg Partners, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable) of shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Securities”). The Securities being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have examined the Registration Statement.
In such examination, we have assumed the genuineness of all signatures and the authenticity, accuracy and completeness of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.
The opinions hereinafter expressed are subject to the following qualifications and exceptions:
(i)    the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;
Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including
Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England & Wales), Mayer Brown Hong Kong LLP (a Hong Kong limited liability partnership which operates in temporary association with Hong Kong partnership Johnson Stokes & Master)
and Tauil & Chequer Advogados (a Brazilian law partnership).

Mayer Brown LLP
August 1, 2025

(ii)    limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and
(iii)    our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.
Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
When the Registration Statement has become effective under the Securities Act and any and all required filings relating to the Common Stock and when the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company (the “Board”), for the consideration approved by the Board (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.
In rendering the opinion expressed above, we have further assumed that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) the terms of the Securities will conform, where applicable, to the respective forms thereof filed as exhibits to the Registration Statement and the terms of all Securities will conform in all material respects to the respective descriptions thereof in the Prospectus which is part of the Registration Statement (the “Prospectus”); (iv) the Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto; and (v) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.
It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect.
Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We do not express any opinion with respect to the laws of any jurisdiction other than the State of New York, the General Corporation Law of

Mayer Brown LLP
August 1, 2025

the State of Delaware (the “DGCL”), and the federal laws of the United States of America, as in effect on the date hereof. This opinion is based upon currently existing laws, statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Mayer Brown LLP

Mayer Brown LLP